                                                                    Exhibit 10.8


                           ASSET TRANSFER AGREEMENT


     THIS ASSET TRANSFER AGREEMENT is executed and delivered by and among BANK
                                                                          ----
OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA" or a "Seller"), BANK
-------------------------------------------------                         ----
OF AMERICA NW, NATIONAL ASSOCIATION ("BANW" or a "Seller" and together with
-----------------------------------
BofA, the "Sellers") and BA MERCHANT SERVICES, INC., a Delaware corporation
                         --------------------------
("BAMSI").

                                   RECITALS

     A.   Sellers.  Each of the Sellers is an existing national banking
          -------
association duly organized and in good standing under the laws of the United States and a subsidiary of BankAmerica Corporation, a Delaware corporation ("BAC"). BofA's principal executive offices are located in San Francisco, California. BANW's principal offices are located in Seattle, Washington. BofA currently owns 100% of the outstanding common stock of BAMSI.

     B.   BAMSI.  BAMSI is an existing corporation, formed under the laws of the
          -----
State of Delaware, with its principal executive offices located in San Francisco, California.

     C.   Corporate Approvals.  Each of the parties to this Agreement has
          -------------------
obtained all necessary corporate approvals for the execution and delivery of this Agreement.

     D.   Arm's Length Relationship.  The parties hereto intend to conduct their
          -------------------------
relationships hereunder on an arm's length basis.

     E.   BAMSI Transactions; Related Agreements.  BAMSI is currently
          --------------------------------------
considering an initial public offering of shares of its Class A common stock, $.01 par value per share ("Class A Common Stock"). BAMSI has entered or will enter into (1) a Non-Competition and Corporate Opportunities Allocation Agreement of even date herewith between BAC and BAMSI, (2) a Marketing Agreement of even date herewith among BAMSI, BofA and BANW, (3) Processing Services Agreements of even date herewith between BAMSI and other subsidiary banking institutions of BAC, (4) an Administrative Services Agreement of even date herewith between BofA and BAMSI, (5) a Trademark License Agreement of even date herewith between BAC and BAMSI, (6) a Registration Rights Agreement to be entered into among BAMSI, BofA and BANW, (7) a Tax Allocation Agreement of even date herewith between BAC and BAMSI, (8) a Lease Agreement of even date herewith between BofA and BAMSI covering various BAMSI premises and operating locations, and (9) a Sponsorship Processing Agreement of even date herewith between BofA and BAMSI.

     F.   Merchant Processing Business.  Each Seller is engaged in the business
          ----------------------------
of providing an array of payment processing and related information products and services to merchants who accept credit, charge and debit cards as payments for goods and services throughout the United States (collectively, the "Business"). The Sellers wish to transfer the Business to BAMSI and BAMSI desires to acquire the Business, by purchasing the Assets (as hereinafter defined) in exchange for shares of Class B Common Stock, par value $.01 per share ("Class B Common



                                      -1-               Asset Transfer Agreement
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Stock"), of BAMSI and the assumption by BAMSI of the Assumed Liabilities (as hereinafter defined) as set forth herein.

     NOW, THEREFORE, in consideration of the matters described above and the premises, representations, warranties, mutual covenants and agreements hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, BofA, BANW and BAMSI hereby covenant and agree as follows:

     1.     Sale and Purchase of Assets.  Each Seller hereby irrevocably sells,
            ---------------------------
grants, assigns, conveys, transfers and delivers to BAMSI, and BAMSI hereby purchases, assumes and accepts delivery of, all of such Seller's right, title and interest in and to all of the tangible and intangible assets primarily related to and used primarily by the Business, as they exist as of the date hereof, together with all accrued benefits and rights pertaining thereto (collectively, the "Assets"), other than the Excluded Assets (as hereinafter defined), including, without limitation:

     (i)    Receivables and Other Items.  All of those accounts receivable,
            ---------------------------
notes receivable, prepayments by or on behalf of the Business, advances by or on behalf of the Business and other receivables arising in each case exclusively out of the Business and outstanding as of the date hereof;

     (ii)   Claims.  All claims, demands, causes of action, judgments and
            ------
decrees in favor of each Seller arising exclusively out of the Business;

     (iii)  Inventories.  All raw materials, work-in-process, finished goods,
            -----------
supplies and other inventories in each case intended for use or sale by the Business;

     (iv)   Personal Property.  Any and all machinery, furniture, tools, spare
            -----------------
parts, automobiles and other vehicles, office and computer equipment and other personal property in each case used exclusively in the operation of the Business;

     (v)    Contracts.  All contracts, agreements, leases and offers open for
            ---------
acceptance of any nature, whether written or oral, exclusively relating to the Business, including, without limitation, all merchant customer agreements for the provision of merchant processing services by each Seller ("Merchant Agreements") and all other customer contracts, leases of personal property and purchase orders;

     (vi)   Merchant Accounts.  All security interests in each demand deposit or
            -----------------
similar account, either with a Seller or another financial institution, linked to a customer under a Merchant Agreement;

     (vii)  Operating Permits.  All licenses, permits and authorizations,
            -----------------
environmental or otherwise, in each case exclusively used to operate the Business;

     (viii) Computer Programs.  All interests of the Business in the software
            -----------------
and computer programs and documentation used exclusively in conducting the Business, including flow charts, diagrams, descriptive texts and programs, computer printouts, underlying tapes, computer data bases and similar items;


                                      -2-               Asset Transfer Agreement
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     (ix)   Books and Records.  All books and records exclusively relating to
            -----------------
the Business, including, without limitation, all customer and supplier lists, accounts and records, forms and office supplies, advertising and promotional literature and price lists, all manuals and reports and other publications relating exclusively to the Business; and

     (x)    Cash Balances.  Cash balances for the Business existing on the date
            -------------
hereof.

Without limiting the foregoing, the Assets shall consist of all assets (except as provided in Section 2(i)) that would be reflected on a consolidated balance sheet prepared on the date hereof in accordance with generally accepted accounting principles consistent with the audited balance sheet of BAMSI at December 31, 1995 and the unaudited balance sheet of BAMSI at September 30, 1996.

     Section 2.  Excluded Assets.  Notwithstanding anything contained herein to
                 ---------------
the contrary, the Assets shall not include, and each Seller will not, and will not cause any Affiliate to, transfer to BAMSI and BAMSI will not accept any of the following (collectively, the "Excluded Assets"):

     (i) Drafts in transit outstanding as of the date hereof which are retained by each Seller;

     (ii) Books of original financial entry and internal accounting documents and records relating to the Business and any other books and records relating to the Business that either Seller is required to retain pursuant to statute, rule or regulation, which BAMSI shall have the right to inspect and copy for any proper purpose;

     (iii) All rights to refunds of all federal, state, local, foreign and provincial income, capital gains, gross receipts, profits, property, transfer, sales, mercantile, value added, capital stock, franchise or other taxes, including estimated taxes relating thereto and any interest and penalties imposed thereon (collectively, "Taxes") relating to the Assets or the Business to the extent such Taxes relate to a period commencing prior to the date hereof and were not paid by BAMSI;

     (iv) All of the right, title and interest in the bank accounts of the Business;

     (v) Policies of insurance, fidelity, surety or similar bonds and the coverages afforded thereby;

     (vi) Any assets of either Seller not primarily related to or used primarily by the Business as conducted prior to the date hereof for the Business; and

     (vii) All rights, causes of action and claims arising out of any of the Excluded Assets described in paragraphs (i) through (vii) hereof or any of the Retained Liabilities (as hereinafter defined), including, without limitation, any rights to reimbursement for damages, fees or expenses.

     Section 3.  Terms Related to the Transfer of Assets.  Title to and risk of
                 ---------------------------------------
loss or damage to the Assets for the Business shall pass to BAMSI as of the date hereof. Each Seller's insurance coverage for the Business and the related Assets shall cease as of the date hereof as to losses arising from events occurring on or after the date hereof.



                                      -3-               Asset Transfer Agreement
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     Section 4.  Warranty.
                 --------

     (a) Bank represents and warrants that: (i) the Assets constitute all of the assets necessary for the conduct of the business of BAMSI as contemplated by the Registration Statement (No. 333-13985) relating to the proposed offering of shares of Class A Common Stock of BAMSI; (ii) at the Closing, Bank will have transferred to BAMSI good and marketable title to or a valid leasehold interest in all personal property and other assets relating to the Business, free and clear of all liens, encumbrances and defects, except such as are described in such Registration Statement or such as do not materially affect the value of such assets and do not materially interfere with the use made and proposed to be made of such Assets by BAMSI; and (iii) the audited financial statements of BAMSI at and for the year ended December 31, 1995 and the unaudited financial statements of BAMSI at and for the nine months ended September 30, 1996 have been prepared in accordance with generally accepted accounting principles on a consistent basis and fairly present the financial position and results of operations of the Business and reflect all assets and liabilities that are part of the Business.

     (b) Each Seller agrees to assign to BAMSI such rights as each Seller may have the right to assign under any warranty made by any vendor, manufacturer or contractor with respect to any of the Assets.

     Section 5.  Assumed Liabilities and Obligations.  Each Seller hereby
                 -----------------------------------
assigns and delegates to BAMSI, and BAMSI hereby assumes and agrees to thereafter pay, satisfy, perform and discharge, as if the Business had been operated by BAMSI from the commencement thereof and had never been owned by the Sellers, all of the obligations and liabilities arising out of or relating to the Business or the Assets, known or unknown, accrued, absolute, contingent or otherwise, whether arising from pending or threatened claims against each related to the Business or the Assets, including, without limitation, environmental liabilities, whether arising as a result of the transactions contemplated hereby, whether existing on the date hereof or arising at any time or from time to time after the date hereof, and whether based on circumstances, events or actions arising theretofore or thereafter, and whether or not such obligations and liabilities shall have been disclosed herein or reflected on the books and records of the Business (collectively, the "Assumed Liabilities"), other than the Retained Liabilities (as hereinafter defined).

     Section 6.  Retained Liabilities and Obligations.  The Assumed Liabilities
                 ------------------------------------
shall not include, and each Seller will not assign to BAMSI, and BAMSI will not assume any of the following (collectively, the "Retained Liabilities"):

     (i) Any liability to the employees of the Business prior to or as of the Closing for the Business to provide benefits to such employees under BofA employee benefit plans which provide medical, dental, disability or life insurance coverage for claims arising from occurrences (as defined in the relevant plan) prior to the date hereof;

     (ii) Any liability for vested benefits under BofA 401(k) and other employee benefit plans which have accrued to any employee of the Business as of the date hereof, as if such employee was terminated as of the date hereof;



                                      -4-               Asset Transfer Agreement
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     (iii)   Liabilities (a) for which an insurer has liability under an insurance policy of either Seller, to the extent of actual coverage under such policy, and (b) that arise out of occurrences (as defined in such policy) prior to the date hereof;

     (iv) Liabilities only for Taxes relating to the Assets or the Business to the extent such Taxes relate to any period prior to the date hereof;

     (v) Liabilities exclusively arising out of or related to any of the Excluded Assets; and

     (vi) With respect to liabilities that are required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, those liabilities that would not be reflected on a consolidated balance sheet prepared on the date of Closing in accordance with generally accepted accounting principles consistent with the audited balance sheet of BAMSI at December 31, 1995 and the unaudited balance sheet of BAMSI at September 30, 1996.

     Section 7.  Purchase Price.  With respect to the Business, BAMSI will
                 --------------
assume the Assumed Liabilities and will deliver 25,670,000 shares of its Class B Common Stock of BofA and 4,530,000 shares of its Class B Common Stock to BANW as consideration for BofA's and BANW's selling, granting, assigning, conveying, transferring and delivering to BAMSI all of their right, title and interest in and to the Assets relating to the Business.

     Section 8.  Further Assurances.  After the date hereof, each Seller will,
                 ------------------
at BAMSI's reasonable request and without further consideration, except for reimbursement of out-of-pocket expenses, execute such additional instruments of conveyance and transfer and provide to BAMSI such additional documents as BAMSI may require to effect or evidence the transfer of Assets to BAMSI. As soon as practicable, but no later than 60 days from the date hereof the parties hereto shall prepare and a schedule evidencing the assets transfered and liabilities assumed hereunder, which schedule shall be attached to and become a part of this Agreement.

     Section 9.  Limitation on Liability.  Neither Seller nor BAMSI shall have
                 -----------------------
any liability for costs, loss of anticipated profits or otherwise as a result of the transactions contemplated by this Agreement. Nothing in this Agreement, express or implied, shall be deemed to confer upon any other person any rights or remedies under, or by reason of, this Agreement; provided, that such other persons shall not be deemed to include Affiliates, successors or permitted assigns of any party.



                                      -5-               Asset Transfer Agreement
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     Section 10.  Governing Law.  This Agreement and all transfers of property
                  -------------
and other actions confirmed hereby shall be governed by and construed in accordance with the terms and conditions of the Agreement and the laws of the State of California.

Dated as of December 3, 1996.

BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION           BA MERCHANT SERVICES, INC.



By     /s/ Thomas E. Peterson           By     /s/ Sharif M. Bayyari
   ------------------------------         -----------------------------
           Thomas E. Peterson                         Sharif M. Bayyari
             Vice Chairman                               President


BANK OF AMERICA NW, NATIONAL
ASSOCIATION



By     /s/ Josef E. Gray
   -------------------------
              Josef E. Gray
             President of the
          Seafirst Bank Division


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